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                                    AGREEMENT


         This Agreement (the "Agreement") dated as of March 12, 1998 is made by and between Lumen Technologies, Inc. (f/k/a BEC Group, Inc.), a Delaware corporation ("Lumen"), and Bolle Inc., a Delaware corporation ("Bolle").

         WHEREAS, on or about August 19, 1996, in connection with the proposed sale by Lumen of its Foster Grant Eyeglass division, Lumen entered into a Letter of Intent (the "Letter of Intent") with American Greetings Corporation ("American Greetings") and on or about August 1996, Lumen and American Greetings entered into a Confidentiality Agreement (the "Confidentiality Agreement") (collectively, the "American Greetings Agreements");

         WHEREAS, the Letter of Intent was terminated by American Greetings and Lumen subsequently sold the Foster Grant Eyeglass division to another party;

         WHEREAS, Lumen has commenced an action against American Greetings and others for, among other things, breach of the American Greetings Agreements;

         WHEREAS, Lumen has distributed all of the assets of its eyeglass business to Bolle; and

         WHEREAS, Lumen and Bolle desire that Bolle pursue Lumen's claims against American Greetings or any other applicable party in the name and on behalf of Lumen;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       Prosecution.
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         Subject to the terms and conditions hereof, Lumen assigns to Bolle any and all claims Lumen has or may have against American Greetings or any other applicable party arising from or relating to the American Greetings Agreements and agrees that Bolle shall have the right, to the extent permitted by law, to assert, in the name and on behalf of Lumen, any claims, liability, damage, loss or expense of Lumen arising from or relating to breach of the American Greetings Agreements against American Greetings or any other applicable party and to take such actions in connection therewith, including without limitation, the initiation of legal proceedings, as Bolle shall determine to be necessary, appropriate or desirable. In the event that American Greetings or any other applicable party asserts a counter-claim, cross-claim, third-party claim or other claim against Lumen, Bolle shall at its expense defend any such claim and indemnify Lumen against any such claim pursuant to Section 4 below.


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         2.       Cooperation.

         Lumen shall cooperate with and supply all assistance reasonably requested by Bolle in connection with any action taken by Bolle pursuant to
Section 1 above, provided that Bolle shall reimburse Lumen promptly for any cash and expenses incurred by Lumen in connection with providing such cooperation and assistance. Bolle shall keep Lumen informed of the progress of any legal proceedings initiated by Bolle hereunder, and Lumen, at any time upon written notice, shall be entitled to counsel at such legal proceedings at its own expense.

         3.       Recovery.

         Any recovery obtained as a result of any action taken by Bolle hereunder shall be payable in full to Bolle. Bolle shall not settle or consent to the entry of any judgment in any pending or threatened action hereunder without the consent of Lumen (which consent will not be unreasonably withheld or delayed) unless such settlement, compromise or consent includes an unconditional release of Lumen.

         4.       Indemnification.

         Bolle shall defend, indemnify and hold harmless Lumen against all claims, damages, losses, liabilities, costs and expenses (including without limitation settlement costs and any legal, accounting or other expenses for investigation or defending any actions or threatened actions) incurred by Lumen that arises from or relates to any action taken by Bolle hereunder, including without limitation any counter-claims, fines or sanctions brought against or imposed upon Lumen.

         5.       General Provisions.

         (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided that Bolle shall not assign or delegate any of its rights or obligations hereunder at any time without the prior written consent of Lumen.

         (c) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of New York without regard to its conflict of laws rules.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first shown above.

                                                    Lumen Technologies, Inc.


                                                    By:
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                                                    Title:
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                                                    Bolle Inc.


                                                    By:
                                                       ------------------------

                                                    Title:
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